July 22, 2010

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities Exchange Commission
450 Fifth Street, NW
Washington,  DC  20549

Dear Sirs:

LIHUA INTERNATIONAL, INC.

We have read the statements made by Lihua International, Inc. which were provided to us and which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company’s Current Report on Form 8-K/A dated July 16, 2010, regarding the change in certifying accountant.

We agree with the statements concerning our firm in such Current Report on Form 8-K/A.

Very truly yours

/s/ AGCA, Inc.